Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-130763 and Form S-8 No. 333-91192) of The LGL Group, Inc. of our report dated March 29, 2007, except for Notes 2 and 13, as to which the date is May 7, 2008, with respect to the consolidated financial statements of The LGL Group, Inc., included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

/s/ ERNST & YOUNG LLP

Providence, Rhode Island
May 7, 2008